As filed with the Securities and Exchange Commission on March 29, 2017

Registration No. 333- 215660

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2457757
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia 23059

(804) 433-1522

(Address, including zip code; telephone number, including area code of registrant’s principal executive offices)

Davidi Jonas
5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia 23059

(804) 433-1522

(Name, address, including zip code; telephone number, including area code of agent for service)

Copies to:

Dov Schwell, Esq.
Schwell Wimpfheimer & Associates

1430 Broadway, Suite 1615

New York, New York 10018
(646) 328-0795

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities to be offered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Shares of Class B common stock, par value $0.01 per share, issuable on the exercise of warrants with an exercise price of $34.70 per share	252,161		$33.90	(1)	$8,548,257.90	(1)	$990.74
Warrants to purchase shares of Class B common stock, par value $.01 par value, at an exercise price of $34.70 per share	252,161		$33.90	(1)	$8,548,257.90	(1)	$990.74
Shares of Class B common stock, par value $0.01 per share, issuable on the exercise of warrants	270,646	(2)	$33.90	(1)	$9,174,899.40	(1)	$1,063.37
Warrants to purchase shares of Class B common stock, par value $.01 par value	270,646	(2)	$33.90	(1)	$9,174,899.40	(1)	$1,063.37
Totals	1,045,614				$35,446,314.60	(3)	$4,108.23	(4)

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the reported high and low prices of our Class B common stock on the New York Stock Exchange MKT on March 28, 2017.

(2) Represents warrants (and shares of Class B common stock underlying such warrants) that may become issuable, between July 1, 2017 and December 1, 2017, under the terms of the Loan Agreement (the “Loan Agreement”), made as of February 6, 2017, between the Company and the selling shareholders identified in this Prospectus under “Selling Shareholders” and the Promissory Notes issued to the Selling Shareholders thereunder(the “Notes”). The number of warrants and their exercise prices (and underlying shares) to be issued are dependent on the outstanding principal amount under the Notes and the market price for our Class B common stock over the 10 trading days prior to the relevant issuance dates. The number of warrants (and underlying shares) being registered is estimated based on an assumed outstanding principal balance under the Notes of $17.5 million and a closing price of the Class B common stock of $32.33 on March 6, 2017.

(3) Estimated solely for the purpose of calculating the registration fee. The securities registered also include such indeterminate number of shares of Class B common stock and warrants as may be issued pursuant to the anti-dilution provisions of any such securities or otherwise.

(4) A filing fee of $5,505.25 was paid upon the initial filing of this registration statement on January 23, 2017 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $5,505.25 that was previously paid and unused under the Prior Registration Statement against the $4,108.23 registration fee relating to the securities offered by this registration statement, resulting in the filing fee of the securities registered hereunder being paid in full.

Pursuant to Rule 416 under the Securities Act, this Registration Statement also registers that number of additional shares of Class B common stock that may become issuable pursuant to provisions of the warrants held by the selling shareholders as a result of stock splits, stock dividends and similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2017

PROSPECTUS

Straight Path Communications Inc.

WARRANTS AND CLASS B COMMON STOCK

This Prospectus covers (1) warrants to purchase 252,161 shares of our Class B common stock, which the selling shareholders identified in this Prospectus under “Selling Shareholders” may offer and sell from time to time (the “Warrants”), (2) 252,161 shares of our Class B common stock issuable on the exercise of the Warrants, which the selling shareholders identified in this Prospectus under “Selling Shareholders” may offer and sell from time to time (the “Warrant Shares”), (3) warrants to purchase 270,646 shares of our Class B common stock, which may be issued to the selling shareholders identified in this Prospectus under “Selling Shareholders” and which they may offer and sell from time to time (the “Additional Warrants”), and (4) 270,646 shares of our Class B common stock issuable on the exercise of the Additional Warrants, which the selling shareholders identified in this Prospectus under “Selling Shareholders” may offer and sell from time to time (the “Additional Warrant Shares”). The selling shareholders own the Warrants, and we may become obligated to issue to them some or all of the Additional Warrants as described herein. Upon exercise of the Warrants and/or Additional Warrants, we will be obligated to issue to the exercising holder the shares of Class B common stock with respect to which the applicable warrants are then exercised.

We are not offering the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares for sale, and we will not receive any of the proceeds from the sale of the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares. The selling shareholders may sell the Warrants, Warrant Shares, Additional Warrants and/or Additional Warrant Shares covered by this Prospectus in a number of different ways and at varying prices.  We provide more information about how the selling shareholders may sell the Warrants, Warrant Shares, Additional Warrants and/or Additional Warrant Shares in the section entitled “Plan of Distribution” beginning on page 11.

The Warrants have an exercise price of $34.70 per share. The exercise price of the Additional Warrants will depend on the weighted average trading price for our Class B common stock for the 10 trading days preceding the relevant issuance date of the applicable Additional Warrant(s). If the selling shareholders exercise their warrants, we would receive proceeds in the amount of the exercise price of the warrants being exercised, or under certain circumstances, a reduction in the amount we owe under the Loan Agreement (the “Loan Agreement”), made as of February 6, 2017, between the Company and the selling shareholders identified in this Prospectus under “Selling Shareholders”. If all of the currently outstanding Warrants were exercised resulting in the issuance of all of the Warrant Shares, we would receive proceeds (or reduction of the amount owed by the Company under the Loan Agreements) in the aggregate amount of $8,749,987.  See “Selling Shareholders” on page 6.

Under the terms of the Loan Agreement and the Notes, if any portion of the $17,500,000 in principal amount remains outstanding after June 30, 2017, the selling shareholders will receive Additional Warrants on the first of each month through December 2017 to purchase such number of shares of Class B common stock as will have an aggregate exercise price equal to 10% (dropping to 7.5% in September 2017) of the then-outstanding principal amount (the exercise price to be based on the weighted average trading price for our Class B common stock for the 10 preceding trading days). We cannot determine the amount of proceeds that the Company would receive (or reduction of the amount owed by the Company under the Notes), if any, via the exercise of any Additional Warrants because we cannot now ascertain the number of Additional Warrants, if any, that will be issued or such warrants’ exercise prices. See “Selling Shareholders” on page 6.

Our Class B common stock is listed on the New York Stock Exchange MKT under the symbol “STRP.” On March 28, 2017, the last reported sale price for our common stock was $34.81 per share. Our warrants on not currently publicly traded nor do we have any intention of listing the warrants on any exchange or quotation system.

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 4 of this Prospectus and the risk factors included in the documents incorporated herein by reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 29, 2017.

ABOUT THIS PROSPECTUS

We have not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the SEC by the Company. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in our condition since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this Prospectus speak only as of their date, except where they specify that other dates apply. The information in this Prospectus may not be complete and may be changed. The selling shareholders may not sell any securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to purchase or exercise these securities and it is not soliciting an offer to purchase or exercise these securities in any state or other jurisdiction where the purchase or exercise is not permitted.

To the extent that any statement that we make in a Prospectus supplement is inconsistent with statements made in this Prospectus, the statements made in this Prospectus will be deemed modified or superseded by those made in a Prospectus supplement. You should read both this Prospectus and any Prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this Prospectus, “Straight Path Communications Inc.,” “SPCI,” “Straight Path,” “the Company,” “we,” “our,” “ours,” and “us” refer to Straight Path Communications Inc. and its consolidated subsidiaries.

THE COMPANY

Straight Path Communications Inc. is a communications asset company. We own 100% of Straight Path Spectrum, Inc. (“Straight Path Spectrum”), 100% of Straight Path Ventures, LLC (“Straight Path Ventures”), and 84.5% of Straight Path IP Group, Inc. (“Straight Path IP Group”).

Straight Path Spectrum’s wholly owned subsidiary, Straight Path Spectrum, LLC, holds wireless spectrum. Straight Path Ventures develops next generation wireless technology, particularly for 39 gigahertz (“GHz”). Straight Path IP Group owns intellectual property primarily related to communications over the Internet, and the licensing and other businesses related to this intellectual property.

We were formerly a subsidiary of IDT Corporation (“IDT”). On July 31, 2013, we were spun-off from IDT to its stockholders and became an independent publicly traded company.

Our main offices are located at 5300 Hickory Park Drive Suite 218, Glen Allen, Virginia 23059. The telephone number at our headquarters is (804) 433-1522 and our website is www.straightpath.com. Our website and the information contained or incorporated therein are not a part of this Prospectus and are not incorporated by reference into this Prospectus.

1

OUR BUSINESS

Straight Path Spectrum

Our Straight Path Spectrum subsidiary holds a significant number of licenses approved for fixed and mobile wireless spectrum in the United States, providing broad geographic coverage and a large amount of total bandwidth in many areas. These include licenses in what are known as the 39 gigahertz (“GHz”) (38.6-40 GHz) band and the 28 GHz (27.5-28.35 GHz) portion of the local multipoint distribution service (“LMDS”) band. We also hold licenses for fixed wireless spectrum in other parts of the LMDS band. We have 39 GHz spectrum licenses covering the entire continental U.S. with an average of more than 600 megahertz (“MHz”) of bandwidth in the top 30 U.S. markets (measured by population according to the 2010 U.S. Census), as well as LMDS licenses in many key markets.

On July 14, 2016, after a 21-month regulatory process, the Federal Communications Commission (the “FCC”) voted to adopt the Upper Microwave Flexible Use (“UMFU”) Report & Order, which opens our spectrum for flexible mobile and fixed wireless services. As the demand for significantly greater capacity within wireless networks has grown rapidly, planning and investment for 5th generation (“5G”) mobile networks has become a major focus of the mobile industry. We believe that our spectrum holdings are well-suited for use in 5G networks. While 5G technology is still being developed, and may be years away from commercialization, the preparatory steps are underway. Straight Path is also participating in standard setting, namely through 3GPP, as a contributing member.

Currently, our spectrum is used primarily to provide fixed wireless services for existing Wireless Internet Service Providers (“WISPs”) and Mobile Network Operators (“MNOs”).  MNOs have used our spectrum for macro cellular backhaul where fiber backhaul is not available or as a substitute for fiber.

On January 11, 2017, we and our subsidiary Straight Path Spectrum entered into a consent decree with the FCC settling the previously disclosed FCC’s investigation regarding our spectrum licenses (the “Consent Decree”).

Under the terms of the Consent Decree:

●	the FCC agreed to terminate its investigation;

●	we agreed to surrender 93 Economic Area (“EA”) 39 GHz spectrum licenses of our 828 39 GHz spectrum licenses and 103 rectangular service area (“RSA”) licenses to the FCC, leaving us with a full national network of 735 EA licenses;

●	we will keep all of our 28 GHz spectrum licenses;

●	we agreed to pay a $15 million civil penalty in installments over a nine-month period;

●	we agreed that if we do not announce a sale of our remaining spectrum licenses within one year, we will pay an additional penalty of $85 million or surrender our remaining spectrum licenses; and

●	we agreed to pay the FCC twenty percent (20%) of the proceeds from the sale of our 39 GHz and 28 GHz spectrum licenses.

Straight Path Ventures

Our Straight Path Ventures subsidiary develops next generation wireless technology, particularly for the 39 GHz band, at its Gigabit Mobility Lab in Plano, Texas. On August 22, 2016, Straight Path Ventures filed a provisional patent application with the United States Patent and Trademark Office (the “USPTO”) for new beam training technologies in millimeter-wave gigabit broadband systems. On October 12, 2016, Straight Path Ventures filed a patent application with the USPTO for new millimeter-wave transceiver technologies.

2

Straight Path IP Group

Our Straight Path IP Group subsidiary holds and derives value from a portfolio of patents covering aspects of communications primarily related to communications over the Internet. Straight Path IP Group’s principal business is the acquisition, development, licensing, and protection of intellectual property. We presently own 11 patents issued by the USPTO and their foreign counterparts that primarily relate to various communications technologies and include, among other things, patents facilitating the use of communications over the Internet. For further information regarding Straight Path IP Group’s patent portfolio, see Item 1 to Part I “Business” in our Annual Report on Form 10-K filed with the SEC on October 13, 2016.

Since our spin off from IDT on July 31, 2013, Straight Path IP Group has entered into 12 settlement and/or licensing agreements with licenses and settlement payments received in the aggregate amount of $18,338,000.

On October 9, 2014, the Patent Trial and Appeal Board of the USPTO (the “PTAB”) issued an administrative decision stating that claims 1-7 and 32-42 of U.S. Patent No. 6,108,704 (the “‘704 Patent”) are unpatentable. Straight Path IP Group appealed that decision. On November 25, 2015, the U.S. Court of Appeals for the Federal Circuit (the “CAFC”) reversed the PTAB’s decision and remanded the case back to the PTAB for further proceedings. On May 23, 2016, the PTAB issued a final written decision finding none of the challenged claims unpatentable.

Following the favorable CAFC decision, the PTAB denied pending petitions for inter partes review (“IPR”) of the ‘704 Patent and other patents held by Straight Path IP Group. As well, the PTAB found nearly all the claims patentable over the prior art in other pending related IPRs. The petitioners have appealed to the CAFC.

In addition, in civil actions pending in federal district courts for the Eastern District of Virginia and Eastern District of Texas, Straight Path IP Group has requested that the courts lift the stays previously put in place pending the outcome of the IPRs. The Eastern District of Virginia denied the request and continued the stay pending a decision on the CAFC appeals. Straight Path IP Group also filed complaints for patent infringement against several Verizon affiliates in the U.S. District Court for the Southern District of New York, and against Apple, Inc., Avaya Inc., and Cisco Systems, Inc. in the U.S. District Court for the Northern District of California. On October 18, 2016, the court in the Verizon action granted Verizon’s motion to stay the case pending a decision from the CAFC in the appeals discussed above.

For further discussion of these actions and other legal proceedings, please see Item 1 to Part II “Legal Proceedings” in our Quarterly Report on Form 10-Q filed with the SEC on March 10, 2017.

3

RISK FACTORS

An investment in our Class B common stock or warrants to purchase our Class B common stock involves a high degree of risk. Before you invest in our Class B common stock or warrants to purchase our Class B common stock, in addition to the other information in, or incorporated by reference into, this Prospectus, you should carefully consider the risk factors contained in this Prospectus, any applicable Prospectus supplement, as well as those described in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any other documents that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition, liquidity, cash flows, prospects, results of operations and our ability to implement our business strategy and to make distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. In any such case, the trading price and liquidity of our Class B common stock could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this Prospectus contain forward-looking statements. See “Special Note Regarding Forward Looking Statements.”

Additional Risk Factors:

Our failure to either sell our spectrum licenses, obtain financing to pay the civil penalty imposed on us by the FCC or repay the $17.5 million loan could adversely affect our financial condition.

As previously disclosed, we are currently subject to a Consent Decree that requires us to pay $15 million in installments over a nine-month period and if we do not announce a sale of our remaining spectrum licenses within one year after the effective date of the Consent Decree, we will be obligated to pay an additional $85 million to the FCC or surrender our remaining spectrum licenses. We have secured financing to pay the $15 million, but there is no guarantee that if we do not sell the remaining spectrum licenses within one year that we will be able to obtain sufficient financing to pay the $85 million or repay the $17.5 million in loans from the selling shareholders. Such failure could lead to a default under the Consent Decree, loss of the remaining spectrum licenses and will have a material adverse effect on our financial condition or results of operations.

The FCC may cancel or revoke our licenses for past or future violations of the FCC’s rules, or for failure to comply with the Consent Decree, which could limit our operations and growth.

Our wireless operations and wireless licenses are subject to significant government regulation and oversight, primarily by the FCC and, to a certain extent, by Congress, other federal agencies and state and local authorities.  In general, the FCC’s regulations impose potential limits on, among other things, the amount of foreign investment that may be made in some types of FCC licenses, on the transfer or sale of rights in licenses, on the construction and technical aspects of the operation of wireless communication systems, and on the nature of the services that can be provided within a particular frequency band. In addition, we are subject to certain regulatory and other fees levied by the FCC for certain classes of licenses and services. Under some circumstances, our licenses may be canceled or conditioned. We also may be fined for violation of the FCC’s rules, and in extreme cases, our licenses may be revoked.

We entered into a Consent Decree with the FCC settling the previously disclosed FCC’s investigation regarding our spectrum licenses. If the FCC were to conclude that we have not complied with the Consent Decree or its rules, it may impose additional fines and/or additional reporting or operational requirements, condition or revoke additional licenses, and/or take other action. If the FCC were to revoke a significant portion of our licenses or impose material conditions on the use of our licenses, it could have a material adverse effect on the value of our spectrum licenses and our ability to generate revenues from utilization of our spectrum assets.

Under the terms of the Consent Decree we are unable to enter into new leases of our spectrum, which could limit our operations and growth.

The Consent Decree prohibits us from entering into new leases for our spectrum licenses and as a result will likely have a material adverse effect on our revenue related to our spectrum assets as leases expire or lessees terminate leases.

If we are unable to overcome this obstacle, our business may never develop and it could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Investors may suffer dilution.

We may engage in equity financing to fund our future operations and growth.  If we raise additional funds by issuing equity securities, stockholders may experience significant dilution of their ownership interest (both with respect to the percentage of total securities held, and with respect to the book value of their securities) and such securities may have rights senior to those of the holders of our common stock. In February 2017, we issued warrants in connection with the Loan Agreement with the selling shareholders. To the extent such warrants are exercised, stockholders will experience dilution. Moreover, we have in the past and may in the future take actions that dilute our interests (and thus our stockholders’ interest) in certain of our subsidiaries.

4

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus, any Prospectus supplement and any documents we incorporate herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to our future financial or business performance, projected operating results, strategies, plans, objectives or expectations. Forward-looking statements are typically identified by words or phrases such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to, and do not undertake to, update or revise forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical results as a result of new information, future events or other developments. You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this Prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.straightpath.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including (i) any filings on or after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) any filings on or after the date of this Prospectus, until we have sold all of the offered securities to which this Prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

●	our Annual Report on Form 10-K filed with the SEC on October 13, 2016;

●	our Quarterly Reports on Form 10-Q filed with the SEC on December 12, 2016 and March 10, 2017;

●	our Periodic Reports on Forms 8-K and 8-K/A filed with the SEC on October 7, 2016, December 12, 2016, January 12, 2017; January 17, 2017; February 7, 2017; March 8, 2017 and March 10, 2017; and

●	our Form 10-12G/A filed with the SEC on July 31, 2013, including the description of our Class B common stock contained therein, and any amendment or report filed thereafter for the purpose of updating such information.

5

The documents incorporated by reference into this Prospectus are available from us upon your request. We will provide a copy of any and all of the information that is incorporated by reference into this Prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this Prospectus are not themselves specifically incorporated by reference into this Prospectus, then the exhibits will not be provided. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this Prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors or may no longer continue to be true as of any given date. You should direct requests for documents to:

Straight Path Communications Inc.
5300 Hickory Park Drive

Suite 218, Glen Allen,

Virginia, 23059
Tel.: (804) 433-1522
Attention: Corporate Secretary

USE OF PROCEEDS

We are not offering the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares for sale, and we will not receive any of the proceeds from the sale of the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares. The selling shareholders may sell the Warrants, Warrant Shares, Additional Warrants and/or Additional Warrant Shares covered by this Prospectus in a number of different ways and at varying prices.  We provide more information about how the selling shareholders may sell the Warrants, Warrant Shares, Additional Warrants and/or Additional Warrant Shares in the section entitled “Plan of Distribution” beginning on page 11.

The Warrants have an exercise price of $34.70 per share. The exercise price of the Additional Warrants will depend on the weighted average trading price for our Class B common stock for the 10 trading days preceding the relevant issuance date of the applicable Additional Warrants. If the selling shareholders exercise their warrants, we would receive proceeds in the amount of the exercise price of the warrants being exercised, or under certain circumstances, a reduction in the amount we owe under the Notes made by the Company and issued to the selling shareholders identified in this Prospectus under “Selling Shareholders”. If all of the Warrants were exercised resulting in the issuance of all of the Warrant Shares, we would receive proceeds (or reduction of the amount owed by the Company under the Notes) in the aggregate amount of $8,749,987.  See “Selling Shareholders” on page 6.

Under the terms of the Loan Agreement, if any portion of the $17,500,000 in principal amount remains outstanding after June 30, 2017, the selling shareholders will receive Additional Warrants on the first of each month through December 2017 to purchase such number of shares of Class B common stock as well have an aggregate exercise price equal to 10% (dropping to 7.5% in September 2017) of the then-outstanding principal amount (the exercise price to be based on the weighted average trading price for our Class B common stock for the 10 preceding trading days). We cannot determine the amount of proceeds that the Company would receive (or reduction of the amount owed by the Company under the Notes), if any, via the exercise of any Additional Warrants because we cannot now ascertain the number of Additional Warrants, if any, that will be issued or such warrants exercise prices. See “Selling Shareholders” on page 6.

SELLING SHAREHOLDERS

Selling Shareholders Table

We have filed a registration statement with the Securities and Exchange Commission, of which this Prospectus forms a part, with respect to the resale of the Warrants, Warrant Shares, Additional Warrants and the Additional Warrant Shares and the issuance of the Warrant Shares and the Additional Warrant Shares.  The Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares offered for resale under this Prospectus are being registered for resale by our selling shareholders who presently hold such Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares or may acquire such Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares pursuant to provisions of the Loan Agreement and the Notes. Such persons may resell from time to time all, a portion, or none of such Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares.  See “Plan of Distribution” on page 11.

6

On February 6, 2017, we entered into a Loan Agreement with 15 private investors (collectively, the “Lenders”), pursuant to which, among other things, the Company issued to the Lenders the Warrants, which vested in full upon issuance and expire on December 31, 2018, to purchase a total of 252,161 shares of Class B common stock at a purchase price of $34.70 per share.  We did not receive any additional proceeds from the issuance of the Warrants.  All of the Warrants, Warrant Shares, Additional Warrants and Additional Warrant Shares that are being registered were, or will be, issued pursuant to the Loan Agreement and the Notes.  The Warrants and Additional Warrants have customary anti-dilution protections. The Loan Agreement, a Form of Note and a Form of Warrant, each dated as of February 6, 2017, are referenced below as Exhibits 10.1, 10.2 and 10.3, respectively.

Under the terms of the Loan Agreement and the Notes, if any portion of the $17,500,000 in principal amount remains outstanding after June 30, 2017, the Lenders will receive Additional Warrants on a monthly basis to purchase such number of shares of Class B common stock as will have an aggregate exercise price equal to 10% (dropping to 7.5% in September) of the then outstanding principal amount (the exercise price to be based on the weighted average trading price for the Class B Stock for the 10 trading days preceding the funding date). It is not determinable the number of Additional Warrants each Lender will receive, if any. As with the Warrants, to the extent held by the Lenders, exercise of the Additional Warrants will reduce the outstanding Loan Amount. The Maturity Date of the Notes is December 29, 2017.

The following list (or footnotes) provides, to the best of our knowledge:

●	the names of the selling shareholders;

●	the affiliation or material relationship we have, if any, with each selling shareholder;

●	the amount of shares of Class B common stock beneficially owned by each selling shareholder before this offering;

●	the Warrant Shares and Additional Warrant Shares being registered for each selling shareholder’s account; and

●	the number of Warrants and Additional Warrants being registered for each selling shareholder’s account.

Beneficial ownership includes shares and warrants owned as well as shares and warrants that the shareholder has the right to acquire within 60 days. All of the shares listed as underlying warrants are immediately acquirable and thus are beneficially owned by the selling shareholder holding the respective warrants. However, we have no control over when, if ever, a selling shareholder may exercise the option to exercise warrants held by such selling shareholder.  The number of shares of Class B common stock that may be actually sold by each selling shareholder will be determined by such selling shareholder. Because certain selling shareholder may purchase all, some or none of the shares of Class B common stock which can be purchased under their respective warrants and each selling shareholder may sell all, some or none of the shares of Class B common stock which each holds, and because the offering contemplated by this Prospectus is not currently being underwritten, no estimate can be given as to the number of shares of Class B common stock that will be held by the selling shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of the shares is based on the basis that each selling shareholder will sell all of the shares of Class B common stock owned by that selling shareholder and covered by this Prospectus.

7

Name of Selling Shareholder	Shares Beneficially Owned Before Offering (1)		Shares Being Registered in Offering (2)	Warrants Being Registered in Offering (2)	Shares Beneficially Owned After Offering		Percentage of Class Owned After Offering (3)		Additional Warrants Being Registered in Offering(4)	Additional Shares Being Registered in Offering(4)
CF Special Situation Fund I LP (5)	282,633	(6)	109,035	109,035	173,598	(6)	1.5	(6)	117,028	117,028
CF Special Situation Fund II LP (5)	18,062	(7)	6,960	6,960	11,102	(7)	*	(7)	7,470	7,470
Robert C. Clutterbuck Trust U/A 08/31/2010 Robert C Clutterbuck TTEE (8)	10,187	(9)	5,187	5,187	5,000	(9)	*	(9)	5,567	5,567
Robert T. Clutterbuck Trust U/A 11/07/1994 Robert T Clutterbuck TTEE (5)	57,365	(10)	14,265	14,265	43,100	(10)	*	(10)	15,311	15,311
Eugene T Baker Marital Trust, Robert T. Clutterbuck TTEE (5)	7,781		7,781	7,781	0		0		8,351	8,351
Ancora Merlin Institutional, LP (11)	58,395		54,817	54,817	3,578		*		58,836	58,836
Ancora Merlin, LP (11)	3,763		3,541	3,541	222		*		3,801	3,801
Ancora Catalyst Institutional, LP (11)	21,540		21,540	21,540	0		0		23,119	23,119
Ancora Catalyst, LP (11)	1,154		1,154	1,154	0		0		1,239	1,239
Kim Crane & Ryan Crane JT (12)	7,242	(13)	3,242	3,242	4,000	(13)	*	(13)	3,480	3,480
Michael J. Endres Revocable Trust U/A 12/11/86 as amended Michael J. Endres then Acting TTEE (14)	3,242		3,242	3,242	0		0		3,480	3,480
David R. Meuse Trust U/A 5/16/1978 as amended David R. Meuse TTEE (15)	6,484		6,484	6,484	0		0		6,959	6,959
Bradley L. Pospichel	3,242		3,242	3,242	0		0		3,480	3,480
Ronald D. Brooks	11,484		6,484	6,484	5,000		*		6,959	6,959
Charles D. Mires Rollover IRA (16)	5,187		5,187	5,187	0		0		5,568	5,568

* -	Less than 1%

(1)	Figures include the Warrant Shares being registered in the registration statement of which this Prospectus forms a part. Figures do not include Additional Warrant Shares.
(2)	The registration statement of which this Prospectus forms a part includes additional shares pursuant to Rule 416 which may be required to be issued pursuant to the anti-dilution provisions of the warrants for stock splits, stock dividends and similar corporate transactions.
(3)	Percentage is based on 11,701,349 shares of Class B common stock issued and outstanding as of March 10, 2017 plus the number of shares underlying warrants held by the individual selling shareholder.

8

(4)	Represents warrants (and shares of Class B common stock underlying such warrants) that may become issuable under the terms of the Loan Agreement between the Company and the selling shareholders identified in this Prospectus under “Selling Shareholders” and the Promissory Notes issued to the Selling Shareholders thereunder between July 1, 2017 and December 1, 2017. The number of warrants and their exercise prices (and underlying shares) to be issued are dependent on the outstanding principal amount of the Loans and the market price for our Class B common stock on the relevant issuance dates. The number of warrants (and underlying shares) being registered is estimated based on an assumed outstanding principal balance under the Loan Agreement of $17.5 million and the closing price of the Class B common stock of $32.33 on March 6, 2017.
(5)	CF Special Situation Fund I LP, CF Special Situation Fund II LP, Robert T. Clutterbuck Trust U/A 11/07/1994 Robert T Clutterbuck TTEE and Eugene T Baker Marital Trust, Robert T. Clutterbuck TTEE are controlled by Robert T. Clutterbuck who has the power and control to vote and sell the securities, and collectively beneficially owns 3.1% of the shares of Class B common stock outstanding, which includes 8,000 and 27,100 shares of Class B common stock held in the 401(k) account of Robert T. Clutterbuck and the Roth 401(k) account of Robert T. Clutterbuck, respectively, but excludes the other securities referenced in footnotes (6), (7), (9) and (10) herein.
(6)	Does not include the following securities held by the selling shareholder: (a) 166 call option contracts to purchase shares of Class B common stock at $50 per share expiring on December 15, 2017; (b) short position of 648 call option contracts to purchase shares of Class B common stock at $55 per share expiring on December 15, 2017; (c) short position of 23 put option contracts to sell shares of Class B common stock at $37 per share expiring on December 15, 2017; (d) short position of 475 put option contracts to sell shares of Class B common stock at $30 per share expiring on December 15, 2017; (e) short position of 141 put option contracts to sell shares of Class B common stock at $35 per share expiring on December 15, 2017; and (f) short position of 278 put option contracts to sell shares of Class B common stock at $40 per share expiring on December 15, 2017.
(7)	Does not include the following securities held by the selling shareholder: (a) 11 call option contracts to purchase shares of Class B common stock at $50 per share expiring on December 15, 2017; (b) short position of 42 call option contracts to purchase shares of Class B common stock at $55 per share expiring on December 15, 2017; (c) short position of 2 put option contracts to sell shares of Class B common stock at $37 per share expiring on December 15, 2017; (d) short position of 31 put option contracts to sell shares of Class B common stock at $30 per share expiring on December 15, 2017; (e) short position of 9 put option contracts to sell shares of Class B common stock at $35 per share expiring on December 15, 2017; and (f) short position of 18 put option contracts to sell shares of Class B common stock at $40 per share expiring on December 15, 2017.
(8)	The selling shareholder is controlled by Robert C. Clutterbuck who has the power and control to vote and sell the securities.
(9)	Does not include the following securities held by the selling shareholder: (a) 40 call option contracts to purchase shares of Class B common stock at $20 per share expiring on December 15, 2017 held in the 401(k) account of Robert C. Clutterbuck; and (b) short position of 30 put option contracts to sell shares of Class B common stock at $35 per share expiring on December 15, 2017.
(10)	Includes 8,000 and 27,100 shares of Class B common stock held in the 401(k) account of Robert T. Clutterbuck and the Roth 401(k) account of Robert T. Clutterbuck, respectively. Does not include the following securities held by the selling shareholder: 100 call option contracts to purchase shares of Class B common stock at $20 per share expiring on December 15, 2017.
(11)	Ancora Merlin Institutional, LP, Ancora Merlin, LP, Ancora Catalyst Institutional, LP and Ancora Catalyst, LP are controlled by Brian Hopkins, who has the power and control to vote and sell the securities, and collectively beneficially owns less than 1% of the shares of Class B common stock outstanding.
(12)	The selling shareholder is controlled by Ryan Crane who has the power and control to vote and sell the securities.

9

(13)	Includes 2,000 shares of Class B common stock held in the 401(k) account of Ryan Crane. Does not include the following securities held by the selling shareholder: (a) 20 call option contracts to purchase shares of Class B common stock at $25 per share expiring on August 18, 2017; (b) short position of 20 call option contracts to purchase shares of Class B common stock at $36 per share expiring in March 2017; (c) short position of 20 call option contracts to purchase shares of Class B common stock at $36 per share expiring in March 2017 held in the 401(k) account of Ryan Crane; (d) short position of 20 put option contracts to sell shares of Class B common stock at $35 per share expiring on December 15, 2017 held in the 401(k) account of Ryan Crane; and (e) short position of 30 put option contracts to sell shares of Class B common stock at $37 per share expiring on December 15, 2017 held in the 401(k) account of Ryan Crane.
(14)	The selling shareholder is controlled by Michael J. Endres who has the power and control to vote and sell the securities.
(15)	The selling shareholder is controlled by David Russell Meuse who has the power and control to vote and sell the securities.
(16)	The selling shareholder is controlled by Charles Daniel Mires who has the power and control to vote and sell the securities.

DESCRIPTION OF OUR SECURITIES

Class B Common Stock

Our Class B common stock is quoted on the NYSE MKT and trades under the symbol “STRP.”  Trading commenced on the NYSE MKT on August 1, 2013.

Holders of shares of Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

As of February 27, 2017, there were 11,701,349 shares of Class B common stock issued and outstanding.

Class A Common Stock

Our Class A common stock, which is not quoted on an exchange and not being registered under the registration statement of which this Prospectus forms a part, entitles its holders to three votes per share and, at the option of the holder, is convertible on one-for-one basis into shares of Class B common stock.  As of February 27, 2017, there were 787,163 outstanding shares of our Class A common stock, representing approximately 67% of the aggregate voting right of all our outstanding capital stock.

Warrants

The Warrants being registered in this registration statement are exercisable at $34.70 per share, and the number of shares issuable upon exercise is subject to adjustment under certain events are exercisable until December 31, 2018.  For a more detailed description of the Warrants being registered, please see the “Selling Shareholders” section above.

Under the terms of the Loan Agreement, if any portion of the amounts payable under the Loan Agreement remains outstanding after June 30, 2017, the Lenders will receive Additional Warrants, which are registered in this registration statement. For a more detailed description of the Additional Warrants being registered, please see the “Selling Shareholders” section above.

10

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their Warrants, Warrant Shares, Additional Warrants, and Additional Warrant Shares directly or through one or more underwriters, broker-dealers or agents on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, or in other transactions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.   The warrants are not currently traded on any stock exchange, market or trading facility, and we do not currently intend to initiate any such trading.

The selling shareholders may use any one or more of the following methods when selling Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	through the distribution of the Class B common stock by any selling shareholders to its partners, members or stockholders;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such warrants at a stipulated price;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Warrant, Warrant Shares, Additional Warrants or Additional Warrant Shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Underwriters, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers or agents to participate in sales.  Underwriters, broker-dealers or agents may receive commissions or discounts from the selling shareholders (or, if any broker-dealer or agent acts as agent for the purchaser of shares, from the purchaser) in amounts that may be negotiated.   These commissions and discounts may exceed what is customary in the types of transactions involved.  Any profits on the resale of warrants or shares of Class B common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of warrants or shares will be borne by a selling shareholder.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the warrants or shares if liabilities are imposed on that person under the Securities Act.

In connection with sales of shares of Class B common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class B common stock in the course of hedging in positions they assume. The selling shareholders may also sell Class B common stock short and deliver Class B common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Class B common stock to broker-dealers that in turn may sell such Class B common stock.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this Prospectus.

11

The selling shareholders also may transfer the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this Prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares by any selling shareholder.  If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares, if required, we will file a supplement to this Prospectus.  If the selling shareholders use this Prospectus for any sale of Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares, they will be subject to the Prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of Warrants, Warrant Shares, Additional Warrants or Additional Warrant Shares and activities of the selling shareholders.

Our Class B common stock is listed on the New York Stock Exchange MKT under the symbol “STRP.” On March 28, 2017, the last reported sale price for our common stock was $34.81 per share. Our warrants on not currently publicly traded nor do we have any intention of listing the warrants on any exchange or quotation system.

Legal Matters

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this Prospectus will be passed upon for us by Schwell, Wimpfheimer & Associates LLP, New York, New York.

Experts

The consolidated financial statements of Straight Path Communications Inc. appearing in our Annual Report on Form 10-K for the year ended July 31, 2016 (including schedules appearing therein), as of July 31, 2016, have been audited by Zwick & Banyai, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Straight Path management’s assessment of internal control over financial reporting as of July 31, 2016 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the registration statement (all of which will be borne by Straight Path Communications Inc.).

Securities and Exchange Commission Fee	$5,505.25
Accountants’ Fees and Expenses*	$500.00
Legal Fees and Expenses*	$30,000.00
Printing Fees*	$1,000.00
Miscellaneous*	$500.00
TOTAL*	$37,505.25

* estimated.

Item 15. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Our By-laws provide that we will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The By-laws provide that indemnification will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer.

Pursuant to our Amended and Restated Certificate of Incorporation, we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such director’s or officer’s right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors, and personal and legal representatives.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

See also the undertakings set out in response to Item 17 herein.

II-1

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Straight Path Communications Inc. (1)

3.2	By-laws of Straight Path Communications Inc. (1)

5.1	Opinion of Schwell, Wimpfheimer & Associates LLP. (3)

10.1	Loan Agreement, made as of February 6, 2017, between the Company and each Lender named on Schedule A thereto (2)

10.2	Form of Warrant to Purchase Class B Common Stock of Straight Path Communications Inc. (2)

10.3	Form of Promissory Note by Straight Path Communications Inc. (2)

23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1. (3)

23.2	Consent of Zwick & Banyai, PLLC. (3)

24.1	Power of Attorney (included on signature page of this registration statement).

(1) (2) (3)

Incorporated by reference to the Company’s Form 10-12G/A filed July 31, 2013.

Incorporated by reference to the Company’s Form 8-K filed February 7, 2017.

Incorporated by reference to the Company’s Form S-3/A filed March 8, 2017.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;   provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia, on March 29, 2017.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Davidi Jonas Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Davidi Jonas and Jonathan Rand, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of Straight Path Communications Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Titles	Date

/s/ Davidi Jonas	Chief Executive Officer,	March 29, 2017
Davidi Jonas	President and Director (Principal Executive Officer)

/s/ Jonathan Rand	Chief Financial Officer	March 29, 2017
Jonathan Rand	(Principal Financial Officer and Principal Accounting Officer)

/s/ K. Chris Todd	Director	March 29, 2017
K. Chris Todd

/s/ William F. Weld	Director	March 29, 2017
William F. Weld

/s/ Fred S. Zeidman	Director	March 29, 2017
Fred S. Zeidman

16